UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 20, 2006

ECHELON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29748	77-0203595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Meridian Avenue

San Jose, California 95126

(Address of principal executive offices, including zip code)

(408) 938-5200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

On January 20, 2006, the Compensation Committee of the Board of Directors of Echelon Corporation (“Echelon”) approved a management bonus plan for 2006 (the “Bonus Plan”) and established aggregate annualized bonus amounts for its managers. Under the Bonus Plan, each manager will receive, in lieu of cash, shares of Echelon common stock, designated as performance shares, in an amount equal to 50% of each manager’s individual bonus amount divided by the closing price of Echelon’s stock on February 1, 2006. The total bonus pool approved for all of Echelon’s executive officers was $1,260,000 and €125,000, but the actual amount payable by Echelon under the Bonus Plan will take the form of performance shares with a value equal to $513,000 and €62,500, respectively. The performance shares will be issued on February 1, 2008, subject to such managers continuing to be employed by Echelon on such date. Under the Bonus Plan, M. Kenneth Oshman, Beatrice Yormark, Oliver R. Stanfield, Kathleen B. Bloch and Frederik H. Bruggink, each of whom is an Echelon named executive officer for 2005, will receive a bonus in performance shares based on 50% times a bonus amount of $600,000, $180,000, $180,000, $100,000 and €125,000, respectively. The 2006 bonus awards for these executives are annual bonuses. No cash will be issued under the Bonus Plan.

The Compensation Committee also authorized a cash bonus payment to Mr. Bruggink of €20,000 in recognition of services provided to Echelon in 2005.

ITEM 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description
10.1	Form of Performance Share Agreement under 1997 Stock Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHELON CORPORATION

By:	/s/ Oliver R. Stanfield
Oliver R. Stanfield Executive Vice President and Chief Financial Officer

Date: January 26, 2006

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Performance Share Agreement under 1997 Stock Plan.